FOR IMMEDIATE RELEASE

Ligand to Acquire APEIRON Biologics AG for $100 Million

Acquisition provides Ligand with the royalty rights to QARZIBA®, a highly differentiated, commercial oncology drug marketed in 35 countries by global pharmaceutical company Recordati S.p.A.

QARZIBA is the sixth key asset added to Ligand’s commercial stage portfolio since the beginning of 2023

Transaction will be immediately accretive to Ligand EPS by an estimated $1.00 per share on an annualized basis with a $0.50 impact to 2024

Ligand increases 2024 adjusted EPS guidance range by 17% to $5.00-$5.501

JUPITER, Fla., July 8, 2024 - Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) today announced that it has entered into a definitive agreement to acquire APEIRON Biologics AG, which holds royalty rights to QARZIBA® (dinutuximab beta) for the treatment of high-risk neuroblastoma, for $100 million in cash. In addition, Ligand will pay APEIRON shareholders additional consideration based on future commercial and regulatory events, including up to $28 million if QARZIBA royalties exceed certain predetermined thresholds by either 2030 or 2034, respectively.

APEIRON is a private biopharmaceutical company based in Vienna, Austria. The company co-developed QARZIBA for the treatment of high-risk neuroblastoma in patients aged 12 months and above. QARZIBA was approved by the European Medicines Agency in 2017 and is commercially available today in more than 35 countries. APEIRON receives an undisclosed royalty on net sales of QARZIBA outside of mainland China from Recordati S.p.A, a leading global pharmaceutical company with a presence in over 150 countries and sales of more than $2.2 billion,2 and on net sales of QARZIBA within mainland China from BeiGene, Ltd.

“The addition of QARZIBA to our commercial royalty portfolio further supports our growth strategy to invest in high-value medicines that deliver significant clinical value and generate predictable and long-term revenue streams for our investors,” said Todd Davis, CEO of Ligand. “QARZIBA is the only immunotherapy for high-risk neuroblastoma marketed across Europe and in other parts of the world. We believe this drug will be a meaningful contributor to our royalty revenue which is now driven by a diversified portfolio of 12 key commercial-stage products.”

Peter Llewellyn-Davies, CEO of APEIRON commented, “This transaction is an important milestone for our company and shareholders. We have spent more than 20 years translating academic research into therapeutic products for diseases with high unmet needs. Our team was honored to
1 Based on midpoint of revised and prior EPS range.
2 Based on 2023 reported financials.

help bring QARZIBA to the young patients who need it. We appreciate that Ligand recognizes the long-term potential of this critical drug for a rare pediatric cancer.”

Transaction Terms
Under the terms of the agreement, which has been unanimously approved by both the Board of Directors at Ligand and APEIRON’s Supervisory Board, Ligand will acquire all the outstanding shares of APEIRON for $100 million in cash at closing. Ligand will also pay APEIRON shareholders additional consideration based on future commercial and regulatory events, including up to $28 million if QARZIBA royalties exceed certain predetermined thresholds by either 2030 or 2034, respectively. The transaction is subject to a 30-day shareholder objection period and other customary closing conditions and is expected to close in July 2024.

Concurrently, Ligand is also entering into a stock purchase agreement whereby it has committed to investing up to $4 million in invIOs Holding AG, a privately held spin-off of APEIRON. The proceeds will help finance the research and development of three innovative early-stage immuno-oncology assets. APEIRON is entitled to royalties and milestone payments on these assets which will further expand Ligand’s development stage portfolio. This transaction is expected to close in July 2024.

Financial Guidance Update
The APEIRON acquisition will be immediately accretive to Ligand’s earnings per share (EPS) by approximately $1.00 on an annualized basis. Ligand is increasing its 2024 revenue guidance to be in the range of $140 million to $157 million (previously $130 million to $142 million) and is raising core adjusted EPS guidance to $5.00 to $5.50 (previously $4.25 to $4.75). Royalties are now expected to range from $100 million to $105 million (previously $90 million to $95 million). Guidance for sales of Captisol® is unchanged at $25 million to $27 million and contract revenue is now expected to range from $15 million to $25 million (previously $15 million to $20 million).

McDermott Will & Emery and E+H Rechtsanwälte GmbH served as Ligand’s legal counsel. Baker McKenzie and DORDA served as APEIRON’s legal counsel.

About QARZIBA®
QARZIBA is a monoclonal antibody that is specifically directed against the carbohydrate moiety of disialoganglioside 2 (GD2), which is overexpressed on neuroblastoma cells. Dinutuximab beta was approved by the European Medicines Agency in 2017 for the treatment of high-risk neuroblastoma in patients aged 12 months and above, who have previously received induction chemotherapy and achieved at least a partial response, followed by myeloablative therapy and stem cell transplantation, as well as patients with history of relapsed or refractory neuroblastoma, with or without residual disease.

Dinutuximab beta was originally discovered by EMD Lexigen Research Center and ultimately developed by the Children’s Cancer Research Center (CCRI) and European Neuroblastoma Research Network (SIOPEN) for the treatment of high-risk neuroblastoma. APEIRON in-licensed dinutuximab beta from CCRI and SIOPEN in 2011, and upon completing the clinical development, out-licensed the exclusive global commercialization rights to EUSA Pharma (UK) Limited in 2016. QARZIBA is marketed outside of mainland China by the global pharmaceutical company Recordati S.p.A., which acquired EUSA Pharma (UK) Limited in 2022.

About APEIRON Biologics AG

APEIRON Biologics is a private biopharmaceutical company based in Vienna, Austria. The company co-developed QARZIBA® (dinutuximab beta), a high-risk neuroblastoma drug, which it licensed to EUSA Pharma (UK) Limited (now a Recordati S.p.A. company) in 2016. APEIRON is entitled to an undisclosed royalty on global net sales of QARZIBA. The company also maintains a portfolio of more than 400 patents including the intellectual property and licenses for an early-stage immuno-oncology portfolio currently being developed by invIOs Holding AG which was spun-off from APEIRON in 2022. For more information visit www.apeiron-biologics.com.

About Ligand Pharmaceuticals
Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing our technologies or both. Its business model seeks to generate value for stockholders by creating a diversified portfolio of biopharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Ligand’s goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Its business model focuses on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing its technology to help partners discover and develop medicines. Ligand partners with other pharmaceutical companies to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate its revenue. Ligand’s Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand has established multiple alliances, licenses and other business relationships with the world’s leading biopharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Takeda, Gilead Sciences and Baxter International. For more information, please visit www.ligand.com. Follow Ligand on X @Ligand_LGND.

We use our investor relations website and X as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our website and our X account, in addition to following our press releases, SEC filings, public conference calls and webcasts.

Adjusted Financial Measures
Ligand reports adjusted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Ligand’s financial measures under GAAP include share-based earnings expense, amortization of debt-related costs, amortization related to acquisitions and intangible assets, changes in contingent liabilities, mark-to-market adjustments for amounts relating to its equity investments in public companies, excess tax benefit from share-based earnings, income tax effect of adjusted reconciling items and others. However, Ligand does not provide reconciliations of such forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, changes in the market value of its investments in public companies, share-based compensation expense and the effects of any discrete income tax items. Management has excluded the effects of these items in its adjusted measures to assist investors in analyzing and assessing Ligand’s past and future core operating performance. Additionally, adjusted earnings per diluted share is a key component of the financial metrics utilized by Ligand’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

Forward-Looking Statements

This news release contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the timing of the anticipated acquisition and when and whether the anticipated acquisition ultimately will close; the potential contributions the acquisition is expected to bring to Ligand, including technologies, collaborations and revenue streams, the potential to secure additional licenses, and development operations; and the expected impact on Ligand’s future financial and operating results. Actual events or results may differ from Ligand’s expectations due to risks and uncertainties inherent in Ligand’s business, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Ligand or APEIRON to consummate the transaction; risks that the proposed transaction disrupts the current and future plans and operations of Ligand or APEIRON; whether the acquisition will be immediately accretive to Ligand’s earnings per share; whether Ligand’s adjusted 2024 guidance comes to fruition; the success of Ligand’s investment in invIOs Holding AG; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; legislative, regulatory and economic developments; and other risks described in Ligand’s prior press releases and filings with the SEC. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price. Ligand disclaims any intent or obligation to update these forward-looking statements after the date hereof. Additional information concerning these and other risk factors affecting Ligand can be found in prior press releases available at www.ligand.com as well as in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release, including the possibility of additional license fees and milestone revenues we may receive. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts

For Ligand:
Investors:
Michael Jeong
investors@ligand.com
(561) 214-4232

LifeSci Advisors
Bob Yedid
bob@lifesciadvisors.com
(516) 428-8577

Media:
Kellie Walsh
media@ligand.com
(914) 315-6072